EXHIBIT 99.6(a)

Consent of Independent Auditors

                                                                 EXHIBIT 99.6(a)

                     [Letterhead of Deloitte & Touche LLP]

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-14005 of our report dated February 6, 1998 related to the financial statements of Pacific Select Exec Separate Account as of December 31, 1997 and for each of the two years in the period then ended and of our report dated February 19, 1998 related to the consolidated financial statements of Pacific Life Insurance Company and subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 appearing in the Prospectus of Pacific Select Estate Maximizer, which is a part of such Registration Statement.

We also consent to the reference to us under the heading "Independent Auditors" appearing in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

April 23, 1998